Morgan Stanley Dean Witter Universal Funds, Inc.
Rule 10f-3 Transactions (Purchase of Securities by Fund From an
 Underwriting Syndicate in which an Affiliate is a Member)
November 1, 1999 through December 31, 1999


						Price		   % of
Date of 					Per	Total	   Offering	Underwriter or Dealer	Total Units
Portfolio 	Security		Shares	Share	Value	   Purchased	from Whom Purchased
	Offered

MSDWUF Active International Allocation Portfolio
11/1/99		ENEL Societa per Azioni	9,270	4.52 	$41,900    0.00%
	Merrill Lynch		3,637,500,000

MSDWUF Asian Equity Portfolio
11/12/99	I - Cable Commun.	2,300	27.00 	$62,100    0.03%
	Merrill Lynch		8,100,000

MSDWUF Emerging Markets Equity Portfolio
11/16/99	Sappi  LTD		29,200	51.20 	$1,495,040 0.08%
	Deutsche Bank		38,765,000

MSDWUF Equity Growth Portfolio
11/8/99		Charter Communications	19,400	19.00 	$368,600   0.01%
	Bear Stearns		170,000,000
11/9/99		Expedia Inc.		1,700	14.00 	$23,800    0.03%
	Goldman Sachs		5,200,000
11/9/99		United Parcel
		Service of America	5,800	50.00 	$290,000   0.01%
	Warburg Dillon &  Read	109,400,000
11/16/99	Virata Corp		500	14.00 	$7,000 	   0.01%
	Credit Swiss First Bank	5,000,000
11/17/99	Agilent Technologies	4,300	30.00 	$129,000   0.01%
	Goldman Sachs		72,000,000
11/17/99	Metasolv Software Inc.	300	19.00 	$5,700 	   0.01%
	Robertson Stephens	5,000,000
11/18/99	I - Cable Commun.	1,200	27.00 	$32,400    0.01%
	Merrill Lynch		8,100,000
11/18/99	CacheFlow		300	24.00 	$7,200 	   0.01%
	Robertson Stephens	5,000,000
11/22/99	NDS			600	20.00 	$12,000    0.01%
	Merrill Lynch		9,000,000
12/1/99		McAfee.com		700	12.00 	$8,400 	   0.01%
	Hambrecht & Quist	6,250,000
12/9/99		Freemarkets		300	48.00 	$14,400    0.01%
	Goldman Sachs		3,600,000
12/9/99		Tularik			2,100	14.00 	$29,400    0.03%
	Warburg Dillon &  Read	6,250,000
12/15/99	Infonet Services	7,400	21.00 	$155,400   0.01%
	Merrill Lynch		51,282,300

MSDWUF Mid Cap Growth
11/8/99		Celestica, Inc.		100	60.00 	$6,000 	   0.00%
	Goldman Sachs		6,000,000
11/8/99		Charter Commun., Inc.	1,200	19.00 	$22,800    0.00%
	Instinet Corp.		170,000,000
11/9/99		Expedia, Inc.		100	14.00 	$1,400 	   0.00%
	Goldman Sachs		5,200,000
11/19/99	Cacheflow, Inc.		100	24.00 	$2,400 	   0.00%
	Instinet Corp.		5,000,000
12/10/99	Freemarkets, Inc.	100	48.00 	$4,800 	   0.00%
	Goldman Sachs		3,600,000
12/16/99	Infonet Services Corp.	100	21.00 	$2,100 	   0.00%
	Merrill Lynch		51,282,300

MSDWUF Mid Cap Value
11/3/99		Sandisk Corp.		10,400	68.00 	$707,200   0.35%
	Instinet Corp.		3,000,000
11/8/99		Celestica, Inc.		10,700	60.00 	$642,000   0.18%
	Goldman Sachs		6,000,000
11/8/99		Charter Commun., Inc.	37,700	19.00 	$716,300   0.02%
	Instinet Corp.		170,000,000
11/9/99		Expedia, Inc.		400	14.00 	$5,600 	   0.01%
	Goldman Sachs		5,200,000
11/18/99	Agilent Tech, Inc.	800	30.00 	$24,000    0.00%
	Merrill Lynch		57,000,000
11/23/99	NDS Group PLC ADR	400	20.00 	$8,000 	   0.00%
	Allen & Co.		9,000,000
12/2/99		McAfee.com Corp.	500	12.00 	$6,000 	   0.01%
	Lehman Brothers		6,250,000
12/10/99	Freemarkets, Inc.	100	48.00 	$4,800 	   0.00%
	Goldman Sachs		3,600,000
12/8/99		Vignette Corp.		2,300	139.00 	$319,700   0.09%
	Hambrecht & Quist	2,500,000

MSDWUF Technology Portfolio
12/15/99	Infonet Services	100	21.00 	$2,100 	   0.00%
	Merrill Lynch		51,282,300
* All transactions were completed in accordance with Rule 10f-3 and Board-approved Rule 10f-3 procedures.